Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-46920 of Servidyne, Inc. and subsidiaries on Form S-8 of our report dated July 17, 2006, appearing in this Annual Report on Form 10-K of Servidyne, Inc. and subsidiaries for the year ended April 30, 2006.
/s/ Deloitte & Touch LLP
Atlanta, Georgia
July 27, 2006